MILLENNIUM CHEMICALS INC.                      EXHIBIT 11.1
COMPUTATION OF PER SHARE EARNINGS

 BASIC                                                WEIGHTED AVERAGE # SHARES
-----------                                           --------------------------
                                                                       YEAR
                                          SHARES          QUARTER     TO DATE
                                       ------------   --------------------------

 Shares of common stock outstanding
   at December 31, 1998                 75,170,692     75,170,692    75,170,692
 Shares repurchased:
   January                                (82,800)       (82,800)      (82,800)
   February                            (1,240,300)    (1,240,300)   (1,102,489)
   March                               (1,449,500)    (1,449,500)   (1,127,389)
   April                                 (639,000)      (639,000)     (426,000)
   May                                 (2,125,100)    (2,125,100)   (1,180,611)
   June                                (1,651,100)    (1,651,100)     (733,822)
   July                                  (435,200)      (435,200)     (145,067)
   August                              (1,270,600)      (847,067)     (282,356)
 Shares issued:
   April                                     6,000          6,000         4,000
   June                                      3,000          3,000         1,333
   August                                    8,960          5,973         1,991
                                       ------------   ------------  ------------

 Shares of common stock outstanding
   at September 30, 1999                66,295,052     66,715,598    70,097,482
                                       ============   ============  ============

 Income from continuing operations                     38,000,000    64,000,000
                                                      ------------  ------------
 Weighted averages shares outstanding                  66,715,598    70,097,482
 Basic earnings per share                                    0.57          0.91

 Income from continuing operations                     45,000,000   102,000,000
                                                      ------------  ------------
 Weighted averages shares outstanding                  66,715,598    70,097,482
 Basic earnings per share                                    0.68          1.46


 Shares of common stock outstanding
   at December 31, 1999                 66,508,567     66,508,567    66,508,567
 Shares repurchased:
   March                               (1,382,300)    (1,382,300)   (1,075,122)
   April                                 (100,000)      (100,000)      (66,667)
   May                                   (853,000)      (853,000)     (473,889)
   June                                (1,164,700)    (1,164,700)     (517,644)
 Shares issued:
   January                                  10,594         10,594        10,594
   February                                220,378        220,378       195,892
   May                                       5,000          5,000         2,778
                                       ------------   ------------  ------------

 Shares of common stock outstanding
   at September 30, 2000                63,244,539     63,244,539    64,584,509
                                       ============   ============  ============

 Income from continuing operations                     35,218,000   108,197,000
                                                      ------------  ------------
 Weighted averages shares outstanding                  63,244,539    64,584,509
 Basic earnings per share                                    0.56          1.68

 Income from continuing operations                     35,218,000   108,197,000
                                                      ------------  ------------
 Weighted averages shares outstanding                  63,244,539    64,584,509
 Basic earnings per share                                    0.56          1.68

MILLENNIUM CHEMICALS INC.                      EXHIBIT 11.1
COMPUTATION OF PER SHARE EARNINGS

 DILUTED                                              WEIGHTED AVERAGE # SHARES
 -----------                                          --------------------------
                                                                       YEAR
                                          SHARES          QUARTER     TO DATE
                                       ------------   --------------------------

 Shares of common stock outstanding
   at December 31, 1998                 75,170,692     75,170,692    75,170,692
 Shares repurchased:
   January                                (82,800)       (82,800)      (82,800)
   February                            (1,240,300)    (1,240,300)   (1,102,489)
   March                               (1,449,500)    (1,449,500)   (1,127,389)
   April                                 (639,000)      (639,000)     (426,000)
   May                                 (2,125,100)    (2,125,100)   (1,180,611)
   June                                (1,651,100)    (1,651,100)     (733,822)
   July                                  (435,200)      (435,200)     (145,067)
   August                              (1,270,600)      (847,067)     (282,356)
 Shares issued:
   April                                     6,000          6,000         4,000
   June                                      3,000          3,000         1,333
   August                                    8,960          5,973         1,991
 Options                                   547,000         52,875        48,125
 Time vested restricted stock              605,368        469,406       467,490
 Performance based restricted stock      1,816,104        212,774       211,952
                                       ------------   ------------   -----------

 Shares of common stock outstanding
   at September 30, 1999                69,263,524     67,450,653    70,825,049
                                       ============   ============  ============

 Income from continuing operations                     38,000,000    64,000,000
                                                      ------------  ------------
 Weighted averages shares outstanding                  67,450,653    70,825,049
 Diluted earnings per share                                  0.56          0.90

 Income from continuing operations                     45,000,000   102,000,000
                                                      ------------  ------------
 Weighted averages shares outstanding                  67,450,653    70,825,049
 Diluted earnings per share                                  0.67          1.44

 Shares of common stock outstanding
   at December 31, 1999                 66,508,567     66,508,567    66,508,567
 Shares repurchased:
   March                               (1,382,300)    (1,382,300)   (1,075,122)
   April                                 (100,000)      (100,000)      (66,667)
   May                                   (853,000)      (853,000)     (473,889)
   June                                (1,164,700)    (1,164,700)     (517,644)
 Shares issued:
   January                                  10,594         10,594        10,594
   February                                220,378        220,378       195,892
   May                                       5,000          5,000         2,778
 Options                                   592,000              -             -
 Time vested restricted stock              608,624        496,233       506,984
 Performance based restricted stock        241,542        122,893       134,242
                                        -----------   ------------   -----------

 Shares of common stock outstanding
   at September 30, 2000                64,686,705     63,863,665    65,225,735
                                       ============   ============   ===========

 Income from continuing operations                     35,218,000   108,197,000
                                                      ------------  ------------
 Weighted averages shares outstanding                  63,863,665    65,225,735
 Diluted earnings per share                                  0.55          1.66

 Income from continuing operations                     35,218,000   108,197,000
                                                      ------------  ------------
 Weighted averages shares outstanding                  63,863,665    65,225,735
 Diluted earnings per share                                  0.55          1.66